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                                 JOHN DOUGHERTY
                                 ATTORNEY AT LAW
                                                                       Suite 500
                                                     1155 Connecticut Avenue, NW
                                                          Washington, D.C. 20036
                                                            Phone (202) 364-4443
                                                              Fax (202) 966-9155


                                                                 August 16, 1999



Activa Mutual Fund Trust
2905 Lucerne, SE
Grand Rapids, Michigan 49546

                                            Re:  1933 Act Registration Statement
                                                 No. 2-39663

Dear Sirs:

         In connection with the registration under the Securities Act of 1933 of an indefinite number of shares of beneficial interest, $0.01 par value per share (the "Shares"), of Activa Money Market Fund, Activa Intermediate Bond Fund, Activa Value Fund, Activa Growth Fund, and Activa International Fund (collectively, the "Funds"), all of which are series of Activa Mutual Fund Trust (the "Trust"), I have reviewed the actions taken by the Trustees to authorize the issuance and sale of the Shares. In addition, I have examined the Trust's Certificate of Trust and Agreement and Declaration of trust, the above captioned Registration Statement, certificates of public officials and officers of the Funds, and such other documents as I have considered necessary for the purposes of this opinion.

         Based upon the foregoing, and having regard for legal considerations which I deem relevant, it is my opinion that the Shares have been duly authorized and, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable by the Trust.

                                                     Very truly yours,



                                                     /s/ John Dougherty

                                      C-53